UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SWITCH & DATA FACILITIES COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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Equinix Acquisition of Switch and Data

Customer Summary

    October 21, 2009

Acquisition Overview

•	On 10/21/09 Switch and Data and Equinix announced a definitive agreement for Equinix to acquire Switch and Data.

•	The combination of our two companies will better serve you and your customers.

•	Scope: a global partner to satisfy your data center and Internet exchange needs across the North American, European and Asia-Pacific markets.

•	Scale: the financial strength to continue to invest hundreds of millions of dollars in new sites and power infrastructure to satisfy your growing demand for global data center services.

•	Compatibility: Both companies share a similar business model and a fanatical commitment to customer satisfaction.

Increased North American Capacity for Both Companies

Increased North American Capacity

• In Switch and Data capacity constrained markets
• Chicago
• Los Angeles
• In Equinix capacity constrained markets
• Dallas
• New York Metro
• Silicon Valley
• In 16 Incremental Switch and Data markets
• Atlanta, Boston
• Buffalo, Cleveland
• Denver, Detroit
• Indianapolis, Miami

• Nashville, Philadelphia

• Phoenix, Pittsburg

• Seattle, St. Louis

• Tampa, Toronto

Global Capacity and Reach for Switch and Data Customers

Global Capacity and Reach
• In 8 European Markets
• Dusseldorf
• Geneva
• Frankfurt
• London
• Munich
• The Netherlands
• Paris
• Zurich
• In 4 Asia-Pacific Markets
• Hong Kong
• Singapore
• Sydney
• Tokyo

Focus on Similar Customer Segments

Content Providers

Enterprises	Financial Services

Financial Services	Network Providers

Internet Commerce	Services Providers

Networks	Other

• Network Providers	• Network Providers
• 360+	• 400+
• Customers	• Customers
• *2,430+	• **979

* As of Q309

** As of Q209

Compatible Models and Culture

• Business Model	• Business Model
• Colocation and data center services	• Colocation and data center services
• Sites	• Sites
• 45	• 34
• At least 99.999% site uptime in 2008	• At least 99.999% site uptime in 2008
• Offer	• Offer
• Space, power, interconnection, Internet exchange, transit resale, remote hands	• Space, power, interconnection, Internet exchange, transit resale, remote hands
• Centralized site operations	• Centralized site operations
• Strong focus on customer satisfaction	• Strong focus on customer satisfaction

Acquisition Next Steps

•	We expect the transaction will close in the first quarter of 2010.

•	Continue to work with your current Switch and Data account manager and site personnel.

•	Until the transaction closes, Switch and Data and Equinix remain separate, competing businesses.

•	Switch and Data cannot sell into Equinix sites.

•	Switch and Data cannot provide information on space/power availability and pricing in Equinix data centers.

•

If you are a customer of both Switch and Data and Equinix, pricing and contract renewal is business as usual until the transaction closes. After the transaction closes and upon contract renewal, we will work with you on a case by case basis.

•	Both entities are separate until the deal closes. Switch and Data expects its customers to uphold the confidentiality terms in your agreements with regard to Equinix or other third parties.

•	All of us at Switch and Data will continue to execute our strategy and focus on providing the best possible service and support to our customers.

Important Information for Investors and Shareholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch & Data. In connection with the proposed transaction involving Equinix and Switch & Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Equinix and Switch & Data plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Switch & Data. SWITCH & DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch & Data through the website maintained by the SEC at www.sec.gov. In addition, Switch & Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch & Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch & Data’s corporate website at www.switchanddata.com.

Equinix, Switch & Data and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch & Data’s directors and executive officers is contained in Switch & Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).